SCHEDULE 14A INFORMATION

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Columbia U.S. Government Securities Fund, Inc.
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                                                  Definitive Additional Material




Website Introductory Copy

Important Vote for Columbia US Government Securities Fund Shareholders

Recently, Shareholders in Columbia US Government Securities Fund were asked to approve a proposal to change the name and investment objective of the Fund. The purpose of this change is to give the fund manager flexibility to invest in a wider range of high quality, short term bonds. The goal is to generate a higher after-tax return than what the Fund may earn under its present investment objective and strategy.

Approval of the proposal would also result in lower fund expenses, which would further enhance the total return potential of the fund. Complete details of the proposal are fully described in the proxy statement. If you have Adobe Acrobat Reader, you can easily view the proposal and ballot in PDF form on your computer. Adobe Acrobat Reader is available free of charge from the Adobe site

If you haven't voted already, please be sure to return your ballot as soon as possible. Final votes will be tallied at the Special Shareholder Meeting at Columbia's Portland office on September 15 at 10 am PST. If you have questions about the proposal, please call us at 1-800-547-1707, or contact us by email.

Cast your ballot today!

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